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Metris Receivables, Inc.                             Metris Master Trust                                    Monthly Report
Certificateholder's Statement                           Series 1997-1                                             Nov-1998
Section 5.2                                  Class A        Class B        Class C        Class D                 Total
(i)   Certificate Amount                 616,250,000.00 106,250,000.00  72,250,000.00  55,250,000.00        850,000,000.00
(ii)  Certificate Principal Distributed            0.00           0.00           0.00                                 0.00
(iii) Certificate Interest Distributed     3,528,031.25     629,531.25     367,750.77                         4,525,313.27
(iv)  Principal Collections               26,310,820.49   4,536,348.35   3,084,716.89   2,346,369.80         36,278,255.53
(v)   Finance Charge Collections          12,420,094.31   2,141,395.57   1,456,148.97   1,107,190.43         17,124,829.28
       Recoveries                            176,638.73      30,454.95      20,709.37      15,836.58            243,639.63
       Principal Account Earnings                  0.00           0.00           0.00           0.00                  0.00
       Accum. Period Reserve Acct. Earnings        0.00           0.00           0.00           0.00                  0.00
       Pre-Funding Account Earnings                0.00           0.00           0.00           0.00                  0.00
         Total Finance Charge Collections 12,596,733.04   2,171,850.52   1,476,858.34   1,123,027.01         17,368,468.91
      Total Collections                   38,907,553.53   6,708,198.87   4,561,575.23   3,469,396.81         53,646,724.44
(vi) Aggregate Amount of Principal Receivables                                                            3,462,332,366.28
     Invested Amount (End of Mth)        414,400,000.00  87,500,000.00  50,000,000.00  44,500,000.00        596,400,000.00
     Floating Allocation Percentage       17.7986956%     3.0687406%     2.0867436%     1.5957451%           24.5499250%
       Fixed/Floating Allocation Percentage      N/A            N/A            N/A            N/A               0.0000000%
       Invested Amount (Beg. of Mth)     616,250,000.00 106,250,000.00  72,250,000.00  55,250,000.00       850,000,000.00
       Average Daily Invested Amount                                                                       849,765,134.00
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                                                85.44%     3,098,368,494.64
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                              6.48%       234,863,483.03
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                             2.46%        89,249,980.26
       90 Days and Over (60+ Days Contractually Delinquent)                                    5.62%       203,702,725.56
      Total Receivables                                                                      100.00%     3,626,184,683.49
(viii) Aggregate Investor Default Amount                                                                     9,018,607.65
         As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                              12.91%
(ix)  Charge-Offs                                  0.00           0.00           0.00                                0.00
(x)   Servicing Fee                                                                                          1,397,260.27
(xi)  Pool Factor                             1.0000000      1.0000000      1.0000000
(xii) Unreimbursed Reallocated Principal Collections              0.00           0.00           0.00                 0.00
(xiii) Excess Funding Account Balance                                                                                0.00
         Pre-Funding Account Balance                                                                                 0.00
(xiv) Class C Reserve Amount                                                                                42,500,000.00
         Class C Reserve Account Balance                                                                    21,250,000.00
         Class C Trigger Event Occurrence                                                                        Yes
(xv) Number of New Accounts Added to the Trust                                                                          0
(xvi) Average Net Portfolio Yield                                                                                11.9551%
(xvii) Minimum Base Rate                                                                                          8.8149%
(xviii) Principal Funding Account Balance                                                                            0.00
(xix) Accumulation Shortfall                                                                                     N/A
(xx)  Scheduled Commencement date of the Accumulation Period                                                 March 2001
        Accumulation Period Length                                                                               N/A
(xxi) Required Reserve Account Amount                                                                            N/A
        Available Reserve Account Amount                                                                         N/A
        Covered Amount                                                                                           N/A
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